Exhibit 10.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-52722 and No. 33-92818 of Tomkins plc on Form S-8 of our report dated February 26, 2004, except for Note 26, as to which the date is May 18, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the differences between accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of net income and shareholders’ equity), appearing in this Annual Report on Form 20-F of Tomkins plc and its subsidiaries for the year ended January 3, 2004.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP London, England

May 18, 2004